FOR IMMEDIATE RELEASE

                 AUDIOVOX REPORTS FIFTEEN PERCENT SALES INCREASE
                        IN ITS FISCAL 2008 FIRST QUARTER

HAUPPAUGE, NY, July 10, 2007 - Audiovox Corporation (NASDAQ: VOXX) today announced results for its fiscal 2008 first quarter ended May 31, 2007. The Company reported net sales for the fiscal 2008 first quarter of $128.3 million, an increase of 15.2% compared to $111.3 million reported in the comparable prior year quarter. Net income was $2.2 million or $0.10 per diluted share compared to net income of $1.5 million or $0.07 per diluted share in the fiscal 2007 first quarter.

As of March 1, 2007, the Company changed its reporting structure to reflect its new realignment and will now be reporting consolidated net sales by two product categories, Accessories and Electronics.

Accessories sales increased approximately 743.8% to $33.3 million in the fiscal 2008 first quarter, up from $3.9 million in the similar period last year. This increase was due to incremental sales generated from the recently acquired Thomson and Oehlbach operations. As a percentage of net sales, accessories represented 25.9% compared to 3.5% in the fiscal 2007 first quarter. The Company expects accessory sales to represent a higher percentage of total net sales as compared to the prior year.

Electronics sales, which include both mobile and consumer electronics were $95.0 million, a decrease of 11.5% compared to $107.4 million reported in the three-month period ended May 31, 2006. This decline was due to lower sales of consumer goods, primarily LCD TVs and portable DVDs. Impacting these two categories were shortages of flat panel displays, which has been experienced industry-wide. Offsetting these declines were improved year-over-year sales in the Jensen Mobile, Phase Linear and Satellite Radio product lines. Electronics sales represented approximately 74.1% of net sales in the fiscal 2008 first quarter compared to 96.50% in the similar period last year.

Gross margins for the period ended May 31, 2007 were 18.1%, in line with the prior year period. Gross margins this quarter were favorably impacted by higher margins associated with the recently acquired accessories companies as well as improved margins in the Company's core electronic products offering. Offsetting these improvements were higher warehouse and assembly costs necessary to facilitate the newly acquired accessories companies as well as increased inventory provisions related to the recent acquisitions and higher product and warranty repair costs in the Electronics group.

Operating expenses were $24.8 million as compared to $20.2 million in the comparable fiscal 2007 quarter, up 22.9%. This increase of $4.6 million is due to the recently acquired Thomson and Oehlbach operations, which had total operating expenses of $5.5 million for the three months ended May 31, 2007.

Audiovox Reports Fiscal 2008 First Quarter Results
Page 2 of 6

Net income from continuing operations for the fiscal 2008 first quarter was $121,000 or $0.01 per diluted share. This compares to net income from continuing operations of $1.8 million in the fiscal 2007 first quarter. Net income from discontinued operations was $2.1 million or $0.09 per diluted share compared to a net loss of $260,000 or a loss of $0.01 per diluted share in the comparable quarter. The increase in income from discontinued operations is due to the settlement of the derivative action which resulted in pre-tax income of $3.3 million. The weighted average diluted common shares outstanding for the 2008 fiscal first quarter were 22,847,113 compared to 22,548,039 in the similar period last year.

Patrick Lavelle, President and CEO of Audiovox stated, "I am particularly encouraged by the performance of our Accessories Group and the progress we have made in our realignment efforts. While the impact of our efforts is not fully reflected in our first quarter performance, given higher costs associated with the transition, we fully expect that the addition of the accessories product lines, both domestically and internationally, will have a positive impact to our top and bottom line performance this fiscal year."

Lavelle continued, "Industry wide shortages of flat panel displays are a concern today and market challenges remain. Our sales this quarter were impacted by supply issues and we expect this to continue for the foreseeable future. However, we have seen strong demand for our satellite radio, mobile multi-media and Phase Linear products and have seen an increase in gross margins across many consumer and mobile electronics offerings. When you add our Accessories to the mix, and given the strong support we've received from our customers and partners, we believe we are on track to post increased sales, higher gross profit margins and better bottom-line results compared to last year."

Conference  Call  Information
-----------------------------
The Company will be hosting its conference call tomorrow morning on Wednesday, July 11, 2007 at 10:00 a.m. EDT. Interested parties can participate by visiting the Company's website, www.audiovox.com, and clicking on the webcast in the Investor Relations section. For those who will be unable to participate, a replay has been arranged and will be available approximately one hour after the call has been completed and will last for one week thereafter.


                          Replay Number: (888) 286-8010
                   International Replay Number: (617) 801-6888
                              Access Code: 28493994

About Audiovox
--------------
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics and accessories products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Audiovox Reports Fiscal 2008 First Quarter Results
Page 3 of 6

Safe Harbor Language
--------------------
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2007.

Company Contacts
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com

                              - Tables to Follow -

                      Audiovox Corporation and Subsidiaries
                           Consolidated Balance Sheets
                        (In thousands, except share data)


                                                                                        May 31,                 February 28,
                                                                                         2007                      2007
                                                                                    ---------------           ---------------
                                                                                     (unaudited)
Assets

Current assets:

   Cash and cash equivalents .................................................           $ 15,461                 $ 15,473
   Short-term investments ....................................................            108,658                  140,872
   Accounts receivable, net ..................................................            109,833                   86,003
   Inventory .................................................................            116,724                  104,972
   Receivables from vendors ..................................................             15,754                   13,935
   Prepaid expenses and other current assets .................................             15,556                   11,427
   Income tax receivable .....................................................              2,769                    3,518
   Deferred income taxes .....................................................              2,489                    2,492
                                                                                         --------                 --------
     Total current assets ....................................................            387,244                  378,692

Investment securities ........................................................             14,062                   13,179
Equity investments ...........................................................             12,037                   11,353
Property, plant and equipment, net ...........................................             19,668                   18,019
Goodwill .....................................................................             24,202                   17,514
Intangible assets ............................................................             57,914                   57,874
Deferred income taxes ........................................................              2,438                    1,858
Other assets .................................................................                616                      631
                                                                                         --------                 --------
     Total assets ............................................................           $518,181                 $499,120
                                                                                         ========                 ========


                      Audiovox Corporation and Subsidiaries
                     Consolidated Balance Sheets (continued)
                        (In thousands, except share data)

                                                                                          May 31,            February 28,
                                                                                           2007                 2007
                                                                                      --------------       ---------------
                                                                                       (unaudited)
Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable .............................................................      $     38,593         $     34,344
   Accrued expenses and other current liabilities ...............................            30,001               26,564
   Accrued sales incentives .....................................................            10,438                7,410
   Bank obligations .............................................................             3,533                2,890
   Current portion of long-term debt ............................................             1,626                1,524
                                                                                       ------------         ------------
     Total current liabilities ..................................................            84,191               72,732

Long-term debt ..................................................................             4,929                5,430
Other tax liabilities ...........................................................             4,171                3,347
Capital lease obligation ........................................................             5,660                5,676
Deferred compensation ...........................................................             8,482                7,573
                                                                                       ------------         ------------
     Total liabilities ..........................................................           107,433               94,758

Commitments and contingencies

Stockholders' equity:
   Series preferred stock, $.01 par value; 1,500,000 shares authorized, no
    shares issued or outstanding ................................................              --                   --
   Common stock:
     Class A, $.01 par value; 60,000,000 shares authorized, 22,336,546 and
      22,005,346 shares issued, 20,643,499 and 20,312,299 shares outstanding
      at May 31, 2007 and February 28, 2007, respectively .......................               223                  220
     Class B convertible, $.01 par value; 10,000,000 shares authorized,
      2,260,954 shares issued and outstanding ...................................                22                   22
   Paid-in capital ..............................................................           274,464              271,056
   Retained earnings ............................................................           153,462              151,363
   Accumulated other comprehensive loss .........................................              (444)              (1,320)
   Treasury stock, at cost, 1,693,047 shares of Class A common stock ............           (16,979)             (16,979)
                                                                                       ------------         ------------
Total stockholders' equity ......................................................           410,748              404,362
                                                                                       ------------         ------------
Total liabilities and stockholders' equity ......................................      $    518,181         $    499,120
                                                                                       ============         ============

                      Audiovox Corporation and Subsidiaries
                      Consolidated Statements of Operations
                For the Three Months Ended May 31, 2007 and 2006
                 (In thousands, except share and per share data)
                                   (unaudited)

                                                                                            2007                  2006
                                                                                        ------------         --------------

Net sales ........................................................................      $    128,254          $    111,299
Cost of sales ....................................................................           105,065                91,200
                                                                                        ------------          ------------
Gross profit .....................................................................            23,189                20,099
                                                                                        ------------          ------------

Operating expenses:
   Selling .......................................................................             8,797                 7,061
   General and administrative ....................................................            13,699                11,325
   Engineering and technical support .............................................             2,262                 1,765
                                                                                        ------------          ------------
     Total operating expenses ....................................................            24,758                20,151
                                                                                        ------------          ------------

Operating loss ...................................................................            (1,569)                  (52)
                                                                                        ------------          ------------

Other income (expense):
   Interest and bank charges .....................................................              (667)                 (560)
   Equity in income of equity investees ..........................................               942                   948
   Other, net ....................................................................             1,467                 1,921
                                                                                        ------------          ------------
     Total other  income .........................................................             1,742                 2,309
                                                                                        ------------          ------------

Income from continuing operations before income taxes ............................               173                 2,257
Income tax expense ...............................................................                52                   475
                                                                                        ------------          ------------
Net  income from continuing operations ...........................................               121                 1,782

Net income (loss) from discontinued operations, net of tax .......................             2,111                  (260)
                                                                                        ------------          ------------

Net  income ......................................................................      $      2,232          $      1,522
                                                                                        ============          ============

Net income (loss)  per common share (basic):
   From continuing operations ....................................................      $       0.01          $       0.08
   From discontinued operations ..................................................              0.09                 (0.01)
                                                                                        ------------          ------------
Net  income per common share (basic) .............................................      $       0.10          $       0.07
                                                                                        ============          ============

Net income (loss)  per common share (diluted):
   From continuing operations ....................................................      $       0.01          $       0.08
   From discontinued operations ..................................................              0.09                 (0.01)
                                                                                        ------------          ------------
Net  income per common share (diluted) ...........................................      $       0.10          $       0.07
                                                                                        ============          ============

Weighted-average common shares outstanding (basic) ...............................        22,775,052            22,369,348
                                                                                        ============          ============
Weighted-average common shares outstanding (diluted) .............................        22,847,113            22,548,039
                                                                                        ============          ============